                                                                    Exhibit 10.8

                         STORYFIRST COMMUNICATIONS, INC.

                       SHARE APPRECIATION RIGHTS AGREEMENT

         THIS SHARE APPRECIATION RIGHTS AGREEMENT (this "Agreement") made as of this 16th day of September 2003, is entered into between StoryFirst
Communications, Inc., a Delaware corporation (the "Company"), and Alexander E.
Rodnyansky, a citizen of Ukraine, residing at Institutskya Str. 22/7, apt 77,
Kiev, Ukraine passport no. CH 316475, issued by Pecherskiy District Department of Ministry of Interior of Ukraine in Kiev, on 19 November 1996 ("Mr.
Rodnyansky").

Preliminary Statements:

A.       Mr. Rodnyansky is an employee of the Company's wholly owned subsidiary,
         Closed Joint Stock Company "CTC", a Russian closed joint stock company
         ("CTC").

B.       CTC and Mr. Rodnyansky have entered into an employment contract dated
         June 3, 2002 (the "Employment Contract").

C.       The Company desires to retain Mr. Rodnyansky as a CTC employee by providing him with a further incentive to contribute to the financial success of the Company and its subsidiaries.

Now, therefore, in consideration of the mutual covenants and promises contained herein, any other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.       Definitions.

         For the purpose of this Agreement the following terms shall have the meanings indicated:

         1.1      "A-1 Units" has the meaning set forth in Section 2.

         1.2      "A-2 Units" has the meaning set forth in Section 2.

         1.3      "B-1 Units" has the meaning set forth in Section 2.

         1.4      "B-2 Units" has the meaning set forth in Section 2.

         1.5      "Board" means the board of directors of the Company

         1.6      "C-1 Units" has the meaning set forth in Section 2.

         1.7      "C-2 Units" has the meaning set forth in Section 2.

         1.8      "Capital Adjustment" has the meaning set forth in Section 7.1.

                                                                               1

         1.9      "Cash Settlement" has the meaning set forth in Section 6.5.

         1.10     "Common Stock" means the common stock, par value $0.01 each, of the Company.

         1.11     "Company" has the meaning set forth in the preamble.

         1.12     "Company Transaction" means either of the following: (i) a merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or (ii) any exchange of all of the
Common Stock for cash, securities or other property pursuant to a share exchange transaction.

         1.13     "CTC" has the meaning set forth in the preliminary statements.

         1.14     "Disability" means the inability of Mr. Rodnyansky, due
to a physical or mental disability, for either a period of 90 consecutive days, or 120 days (whether or not consecutive) during any 360-day period, to perform his duties to the Group under the Employment Contract, in each case, as certified by a medial doctor chosen by the Company.

         1.15     "Disposition Notice" has the meaning set forth in
Section 11.2.

         1.16     "Election Notice" has the meaning set forth in Section 6.3.

         1.17     "Employment Contract" has the meaning set forth in the
preliminary statements.

         1.18     "Exercise Date" has the meaning set forth in Section 6.2.

         1.19     "Exercise Gain" has the meaning set forth in Section 2.

         1.20     "Exercise Notice" has the meaning set forth in Section 6.2.

         1.21     "Exercise Price" means $953.33 per Unit for each of the A-1,
B-1 and C-1 Units and $1,430.00 per Unit for each of the A-2, B-2 and C-2 Units.

         1.22     "Expiration Date" means September 15, 2013.

         1.23     "Fair Market Value" means, with respect to a share of
Common Stock, if the Common Stock is then listed or quoted on an internationally recognized stock exchange or quotation system, the average of the closing bid price over the 30 trading days immediately prior to the date of receipt by the
Chairman of the Board of the Company of the Exercise Notice, and otherwise, the value mutually agreed in good faith between the Company and Mr. Rodnyansky;
provided that if the Company and Mr. Rodnyansky cannot agree such a value within
30 calendar days following the date of any Election Notice, Fair Market Value means the value as determined by an international investment bank, auditing or consulting firm selected and engaged by the Company, at its cost, to make such determination, which determination shall be binding upon both the Company and
Mr. Rodnyansky for the purposes of such Election Notice.

                                        2

         1.24     "Final Achievement Date" has the meaning set forth in
Section 4.

         1.25     "First Refusal Exercise Notice" has the meaning set forth in
Section 11.3.

         1.26     "First Refusal Right" has the meaning set forth in
Section 11.1.

         1.27     "Grant Date" means September 16, 2003.

         1.28     "Group" means the Company, its direct and indirect
subsidiaries and any of its direct or indirect parent companies and their subsidiaries.

         1.29     "Market Stand-Off" has the meaning set forth in Section 10.3.

         1.30     "Net Income Objective" means CTC's net income (after tax) for any fiscal year is $20 million or greater determined in accordance with U.S.
GAAP applied consistently with past periods and as set forth in CTC's audited financial statements; provided, however, that any amount included in such financial statements as compensation expense related to the SAR shall be added to CTC's net income (after tax) for purposes of determining the Net Income
Objective.

         1.31     "Objectives" means, individually, any of the Ratings
Objective, the Technical Penetration Objective or the Net Income Objective, and,
collectively, all of them.

         1.32     "Permitted Transfer" means (i) a gratuitous transfer of
Purchased Shares, provided, and only if, Mr. Rodnyansky obtains the Company's prior written consent to such transfer or (ii) a transfer of title to Purchased
Shares effected pursuant to Mr. Rodnyansky's will or the laws of intestate succession following his death.

         1.33     "Purchased Shares" has the meaning set forth in Section 6.4.

         1.34     "Ratings Objective" means CTC's Russia-wide network audience share for the 4+ demographic on a sign-on/sign-off basis as determined by Gallup
(using final adjusted daily ratings) averages 10% or greater over any nine-month consecutive period (which period must include a quarter ending December 31).

         1.35     "Restricted Period" has the meaning set forth in Section 12.3.

         1.36     "SAR" has the meaning set forth in Section 2.

         1.37     "Securities Act" means the U.S. Securities Act of 1933,
as amended.

         1.38     "Target Shares" has the meaning set forth in Section 11.2.

         1.39     "Technical Penetration Objective" means CTC's network
technical penetration within the then current Russian Gallup Panel, which as of the date of this Agreement comprises 160 cities and includes metered cities, establishment cities and other cities utilized in order to constitute a measurement universe, averages 80% or greater over any twelve-month period.

                                        3

         1.40     "Termination of Employment" occurs when Mr. Rodnyansky shall for any reason, including, without limitation, through death, Disability or resignation, cease to serve as an employee, or an independent contractor, of CTC or of any member of the Group or as a director of any Group company.

         1.41     "Termination Without Cause" means the involuntary dismissal or discharge of Mr. Rodnyansky by the Group (including, without limitation, CTC's failure to renew the Employment Contract after the expiry thereof) for reasons other than (i) the breach by Mr. Rodnyansky of the terms of his Employment
Contract, (ii) the commission by Mr. Rodnyansky of an act of moral turpitude or any acts involving dishonesty, fraud, gross negligence or wilful misconduct,
(iii) criminal indictment of Mr. Rodnyansky for the commission of a felony or similar category of crime, punishable by imprisonment of one year or more or
(iv) reasons stated in Article 83.4 and Articles 81.5 through 81.12 of the Labor
Code of the Russian Federation.

         1.42     "Unit" has the meaning set forth in Section 2.

2.       Grant of SAR. The Company hereby grants to Mr. Rodnyansky, as of the
Grant Date, a stock appreciation right (the "SAR") for 11,658 units (the
"Units"), each Unit entitling Mr. Rodnyansky to receive from the Company, at the
Company's election in its sole discretion, either (i) a cash payment equal to the Fair Market Value of a share of Common Stock, less the Exercise Price for such Unit (the "Exercise Gain") or (ii) a share of Common Stock upon payment by
Mr. Rodnyansky of the Exercise Price for such Unit, or any combination thereof.
1,943 of the Units shall be hereinafter referred to as the "A-1 Units", 1,943 of the Units shall hereinafter be referred to as the "A-2 Units", 1,943 of the
Units shall hereinafter be referred to as the "B-1 Units", 1,943 of the Units shall hereinafter be referred to as the "B-2 Units", 1,943 of the Units shall hereinafter be referred to as the "C-1 Units", and 1,943 of the Units shall hereinafter be referred to as the "C-2 Units".

3.       SAR Term. The SAR shall have a term of 10 years measured from the Grant
Date and shall accordingly expire at the close of business on the Expiration
Date, unless terminated earlier in accordance with Section 5.

4.       Conditions to, and Date of, Exercise. The SAR shall only become exercisable (i) for the A-1 and A-2 Units if the Ratings Objective is achieved,
(ii) for the B-1 and B-2 Units if the Technical Penetration Objective is
achieved and (iii) for the C-1 and C-2 Units if the Net Income Objective is
achieved, in each case, prior to: (x) in the event that Mr. Rodnyansky dies, suffers a Disability or is subject to a Termination Without Cause prior to the
Expiration Date, the earlier of the Expiration Date or the date that is 180 calendar days following Mr. Rodnyansky's death or Termination of Employment, (y)
in the event that there is a Termination of Employment for any other reason prior to the Expiration Date, the earlier of the Expiration Date or the effective date of such Termination of Employment or (z) if no Termination of
Employment has occurred prior to the Expiration Date, the Expiration Date (such date being hereinafter referred to as the "Final Achievement Date"). If the applicable Objective is achieved prior to the Final Achievement Date, the SAR shall become exercisable for the A-1 and A-2 Units, the B-1 and B-2 Units and
the C-1 and C-2 Units, as the case may be, in accordance with the schedule set forth below, which schedule sets forth the aggregate number of such Units for which the SAR is exercisable at any given time:

                                        4

                                                     Aggregate Number
                                                     of Each of the
                                                     A-1 and A-2,
                                                     B-1 and B-2, or
                                                     C-1 and C-2
                                                     Units for
                                                     Which the SAR
                                                     is Exercisable
 On and after June 30, 2003                                     486
 On and after September 30, 2003                                608
 On and after December 31, 2003                                 730
 On and after March 31, 2004                                    852
 On and after June 30, 2004                                     974
 On and after September 30, 2004                               1,096
 On and after December 31, 2004                                1,218
 On and after March 31, 2005                                   1,340
 On and after June 30, 2005                                    1,462
 On and after September 30, 2005                               1,584
 On and after December 31, 2005                                1,706
 On and after March 31, 2006                                   1,828
 On and after May 31, 2006                                     1,943

provided, however, that if (A) Mr. Rodnyansky is subject to a Termination
Without Cause and (B) the Ratings Objective, the Technical Penetration Objective
and/or the Net Income Objective is achieved, in each case, prior to the Final
Achievement Date, the SAR shall immediately become exercisable for all of the
A-1 and A-2 Units, all of the B-1 and B-2 Units and/or all of the C-1 and C-2
Units, as the case may be. Whether or not any of the Objectives is achieved shall be determined in good faith by the Board in its sole discretion. No
Objective shall be deemed to be achieved if the Board determines, in good faith, that the Objective would not have been achieved but for Mr. Rodnyansky exceeding limits on his spending authority set forth by the Board or the board of directors of CTC or as set forth in his Employment Contract.

5.       Termination of Employment.

         5.1      In no event shall any Units become exercisable following
Mr. Rodnyansky's Termination of Employment; provided, however, that if
Mr. Rodnyansky dies, suffers a Disability or is subject to a Termination Without
Cause and any of the Objectives is achieved following the effective date of such
Termination of Employment but prior to the earlier of (x) the Expiration Date and (y) 180 calendar days following such Termination of Employment, any Units that would have been exercisable at the effective date of the Termination of
Employment if such Objective had been achieved prior to the effective date of his Termination of Employment shall become exercisable within the periods specified in this Section 5. Following his Termination of Employment, the SAR
term specified in Section 3 shall be adjusted as follows:

                                        5

                  (a)      Should the reason for Mr. Rodnyansky's Termination of
         Employment be (i) Termination Without Cause, (ii) a Disability or (iii)
         his death, in each case, before the Expiration Date, then Mr.
         Rodnyansky (or his estate or heirs in the case of his death) shall have
         210 calendar days following the effective date of such termination to exercise the SAR, but in no event shall the SAR be exercisable at any time after the Expiration Date.

                  (b)      Should the reason for Mr. Rodnyansky's Termination of
         Employment be for any reason other than a reason specified in (a) above before the Expiration Date, then Mr. Rodnyansky shall have a period of
         30 calendar days (commencing with the effective date of such termination) during which to exercise the SAR, but in no event shall the SAR be exercisable at any time after the Expiration Date.

         5.2      During the period of exercisability following Mr. Rodnyansky's
Termination of Employment, the SAR may not be exercised in the aggregate for more than the number of Units for which the SAR is, at the effective date of his
Termination of Employment, exercisable pursuant to Section 4; provided, however, that if Mr. Rodnyansky dies, suffers a Disability or is subject to a Termination
Without Cause and any of the Objectives is achieved following the effective date of Termination of Employment but prior to the earlier of the Expiration Date and
180 calendar days following such Termination of Employment any Units that would have been exercisable at the effective date of the Termination of Employment if such Objective had been achieved prior to the Termination of Employment shall be exercisable within the period specified in Section 5.1. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, the SAR shall terminate and cease to be outstanding for any Units which were exercisable at the time of such termination but for which the SAR has not been exercised.

6.       Manner of Exercising SAR.

         6.1      The SAR shall not be exercised on more than two occasions;
provided, however, that during any period where the Common Stock is listed or quoted on any internationally recognized exchange or quotation system, the SAR may be exercised any number of times so long as the exercise is for no fewer than the lesser of 1,000 Units or the number of Units for which the SAR is at the time exercisable.

         6.2      In order to exercise the SAR with respect to all or any part of the Units for which the SAR is at the time exercisable, Mr. Rodnyansky (or any other person or persons permitted to exercise the SAR hereunder) must deliver to the Chairman of the Board of the Company a written notice of exercise substantially in the form of Exhibit A hereto (an "Exercise Notice") stating the number of Units to be exercised. Such exercise shall be effective on the date of receipt by the Chairman of the Board (the "Exercise Date").

         6.3      Upon receipt by the Company of a proper written Exercise
Notice delivered by Mr. Rodnyansky in accordance with the terms of this
Agreement, the Board shall elect, in its sole discretion, to satisfy such
Exercise Notice by:

         (i)      paying to Mr. Rodnyansky an amount of cash equal to the
                  aggregate Exercise Gain with respect to the number of Units being exercised; or

                                        6

         (ii)     issuing to Mr. Rodnyansky that number of shares of Common
                  Stock that is equal to the number of Units to which the
                  Exercise Notice relates upon payment by him of the aggregate
                  Exercise Price in accordance with Section 6.4.; or

         (iii)    any combination of the above.

Within 60 calendar days of the Exercise Date, the Company shall provide Mr.
Rodnyansky written notice (an "Election Notice") of its elected method of satisfying the Exercise Notice.

         6.4      If the Board elects to satisfy an Exercise Notice, either in part or in full, by the issuance of shares of Common Stock (that number of shares of Common Stock being hereinafter referred to as the "Purchased Shares"), then

         (a)      Mr. Rodnyansky (or any other person or persons permitted to exercise the SAR hereunder) shall pay the aggregate Exercise
                  Price for the Purchased Shares in one or more of the following forms, at the election of Mr. Rodnyansky:

                  (i)      cash to the Company by wire transfer in U.S. dollars;
                           provided, however, that at the sole discretion of the
                           Board and in accordance with Section 6.6, he may be
                           permitted to pay by installments with the obligation
                           to pay such installments evidenced by a recourse
                           promissory note secured by the Purchased Shares, or

                  (ii)     by Mr. Rodnyansky agreeing that the number of
                           Purchased Shares shall be reduced by a number of
                           shares of Common Stock whose aggregate Fair Market
                           Value is equal to the aggregate Exercise Price of all
                           the Purchased Shares; and

         (b)      If Mr. Rodnyansky elects to pay the aggregate Exercise Price in accordance with Section 6.4(a)(ii) above, then

                  (i)      the Fair Market Value of the Common Stock shall be
                           agreed/determined; and

                  (ii)     notwithstanding any other provision of this Agreement
                           to the contrary, Mr. Rodnyansky shall bear 50% of the
                           fees and expenses of the firm, if any, engaged by the
                           Company to determine Fair Market Value.

         6.5      If the Board elects to satisfy an Exercise Notice, either in part or in full, in cash, then the Fair Market Value of a share of Common Stock shall be agreed/determined. Within 90 calendar days after the date of determination of the Fair Market Value of the Common Stock, the Company shall pay the portion of the Exercise Gain which it has elected to pay in cash (as opposed to shares of Common Stock) (the "Cash Settlement") to Mr. Rodnyansky in
one lump sum via wire transfer, or by payment of 30% of the Cash Settlement and delivery of a promissory note denominated in U.S. dollars payable to Mr.
Rodnyansky for the balance of the Cash Settlement. Any such promissory note shall be payable in four equal annual installments of principal, together with interest on the remaining unpaid balance at the rate per annum equal to the prime interest rate charged by Citibank N.A. (the "Bank") announced or published by the Bank on the Exercise Date; such annual installments shall be payable on the anniversary dates of the first payment. The Cash Settlement shall be paid by the Company to Mr. Rodnyansky subject to such conditions as are deemed advisable by the Company's Chief Financial Officer to permit compliance by the Company with withholding provisions applicable to employers. All cash payments made hereunder shall be made in U.S. dollars.

                                        7

         6.6      The Board may, in its absolute discretion and without any
obligation to do so, permit Mr. Rodnyansky to pay any Exercise Price for the purchase of shares of Common Stock owing hereunder by instalments, with his obligation to pay such installments evidenced by a recourse promissory note secured by such Purchased Shares, and executing a share pledge agreement to such effect. The payment schedule in effect for any such installment sale shall be established by the Board in its sole discretion, but in no case to exceed the maximum period established by applicable law.

7.       Capital Adjustments.

         7.1      If at any time prior to the earlier to occur of (i) the
Expiration Date or (ii) the lapsing of the SAR in accordance with Section 5, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company (each such event, a "Capital Adjustment"), then and in such event, appropriate adjustments shall be made to (x) the total number and/or class of securities subject to the
SAR and (y) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

         7.2      Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Units or the Exercise Price.

8.       Recapitalization, Merger and Consolidation

         8.1      The existence of this Agreement and the SAR granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                        8

         8.2      Subject to any required action by the stockholders, if the
Company shall be the surviving or resulting company in any Company Transaction, the SAR granted hereunder shall pertain to and apply to the securities or rights
(including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the SAR would have been entitled.

         8.3      In the event of any Company Transaction pursuant to which the
Company is not the surviving or resulting legal entity, there shall be substituted for each share of Common Stock subject to the unexercised portions of the outstanding SAR, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding SAR to be thereafter exercisable for such stock, securities, cash, or property in accordance with the terms hereof.

9.       Securities Law Compliance.

         9.1      Non-US Person. Mr. Rodnyansky hereby represents and warrants to the Company that he is not a U.S. person (as such term is defined in
Regulation S of the Securities Act) and he is not acquiring and will not acquire the Purchased Shares for the account or benefit of a U.S. person. Mr. Rodnyansky agrees to resell the Purchased Shares only in accordance with the provisions of
Regulation S of the Securities Act, pursuant to registration under the
Securities Act or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to the Purchased Shares unless in compliance with the Securities Act.

         9.2      Restricted Securities. The Purchased Shares have not been and will not be registered under the Securities Act and will be issued to
Mr. Rodnyansky in reliance upon an exemption from such registration.
Mr. Rodnyansky hereby confirms that he has been informed that the Purchased
Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Purchased Shares are first registered under the U.S.
federal securities laws or unless an exemption from such registration is available. Accordingly, Mr. Rodnyansky hereby acknowledges that he is prepared to hold the Purchased Shares for an indefinite period.

         9.3      Restrictions on Disposition of Shares.  Mr. Rodnyansky shall make no disposition of the Purchased Shares unless and until there is compliance with all of the following requirements:

                  (a)      Mr. Rodnyansky shall have provided the Company with a
         written summary of the terms and conditions of the proposed disposition.

                  (b)      Mr. Rodnyansky shall have complied with all
         requirements of this Agreement applicable to the disposition of the
         Purchased Shares.

                  (c)      Mr. Rodnyansky shall have provided the Company with
         written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the
         Purchased Shares under the Securities Act or (b) all appropriate action necessary for compliance with the registration requirements of the
         Securities Act or any exemption from registration available under the
         Securities Act has been taken.

                                        9

                  The Company shall not be permitted or required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Company Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Company Shares have been transferred in contravention of this Agreement.

         9.4      Restrictive Legends.  The stock certificates for the Purchased
Shares shall be endorsed with one or more of the following restrictive legends:

                  "The shares represented by this certificate have not been
         registered under the Securities Act of 1933. The shares may not be sold or offered for sale except in accordance with the provisions of
         Regulation S of the Securities Act of 1933, pursuant to registration under such act or pursuant to an available exemption from registration,
         Hedging transactions involving the shares represented by this certificate may not be conducted unless in compliance with such act."

                  "The shares represented by this certificate are subject to certain rights of first refusal granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated September 16, 2003 between the Company and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Company's principal corporate offices."

10.      Transfer Restrictions.

         10.1     Restriction on Transfer. Except for any Permitted Transfer,
Mr. Rodnyansky shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the First Refusal Right or the
Market Stand-Off.

         10.2     Transferee Obligations. Each person (other than the Company)
to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this
Agreement and that the transferred shares are subject to (i) the First Refusal
Right and (ii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Mr. Rodnyansky.

         10.3     Market Stand-Off.

                  (a)      In connection with any underwritten public offering
         by the Company of its equity securities, including the Company's initial public offering, Mr. Rodnyansky shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any
         Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Company's initial public offering.

                                       10

                  (b)      Mr. Rodnyansky shall be subject to the Market
         Stand-Off provided and only if the officers and directors of the
         Company are also subject to similar restrictions.

                  (c)      Any new, substituted or additional securities which
         are by reason of any recapitalization or reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

                  (d)      In order to enforce the Market Stand-Off, the Company
         may impose stop-transfer instructions with respect to the Purchased
         Shares until the end of the applicable stand-off period.

11.      Right of First Refusal

         11.1     Grant. The Company is hereby granted the right of first
refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares. For purposes of this Section 11, the term
"transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Mr. Rodnyansky, but shall not include any Permitted Transfer.

         11.2     Notice of Intended Disposition. In the event Mr. Rodnyansky desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the "Target Shares"), Mr. Rodnyansky shall promptly (i) deliver to the Company written notice (the "Disposition Notice") of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Sections 9 and 10.

         11.3     Exercise of the First Refusal Right. The Company shall, for a period of 25 calendar days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition
Notice upon the same terms as those specified therein or upon such other terms
(not materially different from those specified in the Disposition Notice) to which Mr. Rodnyansky consents. Such right shall be exercisable by delivery of written notice (the "First Refusal Exercise Notice") to Mr. Rodnyansky prior to the expiration of the 25-day exercise period. If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than five business days after delivery of the First Refusal Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the
Company.

         Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Mr. Rodnyansky and the Company cannot agree on such cash value within ten calendar days after the Company's receipt of the Disposition Notice, the valuation shall be made by an international investment bank, auditing or consulting firm selected and engaged by the
Company. Such valuation shall be binding upon both the Company and Mr.
Rodnyansky. The cost of such appraisal shall be shared equally by Mr. Rodnyansky and the Company. The closing shall then be held on the later of (i) the fifth business day following delivery of the First Refusal Exercise Notice or (ii) the fifth business day after such valuation shall have been made.

                                       11

         11.4     Non-Exercise of the First Refusal Right. In the event the
First Refusal Exercise Notice is not given to Mr. Rodnyansky prior to the expiration of the 25-day exercise period, Mr. Rodnyansky shall have a period of
30 calendar days thereafter in which to sell or otherwise dispose of the Target
Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Sections 9 and 10. The third-party offeror shall acquire the
Target Shares free and clear of the First Refusal Right, but the acquired shares shall remain subject to the provisions of Section 9 and 10. In the event Mr.
Rodnyansky does not effect such sale or disposition of the Target Shares within the specified 30-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Mr. Rodnyansky until such right lapses.

         11.5     Partial Exercise of the First Refusal Right. In the event the
Company makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice,
Mr. Rodnyansky shall have the option, exercisable by written notice to the
Company delivered within five business days after Mr. Rodnyansky's receipt of the First Refusal Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

                  (a)      sale or other disposition of all the Target Shares to
         the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Section 11.4, as if the
         Company did not exercise the First Refusal Right; or

                  (b)      sale to the Company of the portion of the Target
         Shares which the Company has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 11.3.
         The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

         Mr. Rodnyansky's failure to deliver timely notification to the Company shall be deemed to be an election by Mr. Rodnyansky to sell the Target Shares pursuant to alternative (b) above.

         11.6     Recapitalization/Reorganization.

                  (a)      Any new, substituted or additional securities or
         other property which is by reason of any Capital Adjustment distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

                  (b)      In the event of a Corporate Transaction, the First
         Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the
         Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right.

                                       12

         11.7     Lapse. The First Refusal Right shall lapse upon a firm
commitment underwritten public offering, covering the offer and sale of the
Common Stock of the Company in the aggregate amount of at least twenty-five million dollars ($25,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

12.      Confidentiality, Non-Competition, Non-Solicitation

         12.1     Mr. Rodnyansky shall undertake to maintain the confidentiality of any and all information concerning the Group's business, its contacts and clients, other business data, documents and records or any other commercial, financial or technical information, which may have become known to him in the course of employment by the Group, as well as all and any information regarding the terms and conditions of this Agreement and to refrain from disclosing the above to any third parties unless doing so is reasonably required in the course of his employment hereunder, or required by applicable law, or court, governmental or regulatory authority order. This obligation shall survive Mr.
Rodnyansky's Termination of Employment and shall be in effect for two years thereafter.

         12.2     Mr. Rodnyansky represents and warrants that he is not bound by any other commitments that would be in conflict with his obligations hereunder and undertakes that in the future he shall not become party to any confidentiality commitment with third parties that may prevent him from disclosing to the Group information necessary or desirable for the conduct of the Group's business.

         12.3     Mr. Rodnyansky hereby agrees that in the event of his
Termination of Employment, then for a period beginning on the date of such termination and ending on the second anniversary of the date of such termination
("Restricted Period"), he shall not, directly or indirectly, whether acting individually or through any person, firm, corporation, business or any other entity:

                  (a)      engage in, or have any interest in any person, firm,
         corporation, business or other entity (as an officer, director, employee, agent, stockholder or other security holder, creditor consultant or otherwise) that engages in any business activity anywhere within the Russian Federation at any time during the Restricted Period, which business activity is the same as, similar to or directly or indirectly competitive with the Group as the same may be conducted or planned to be conducted from time to time; provided, however, that the provisions of this clause shall not preclude Mr. Rodnyansky from (a)
         being employed during the Restricted Period as an officer or employee by any person, firm, corporation, business or other entity that engages in any other business activity in the Russian Federation; or (b)
         holding an equity investment which represents less than 5% ownership in a publicly registered company as long as the investment is passive;

                  (b)      interfere with any contractual relationship of any
         member of the Group that may exist from time to time including, but not limited to, any contractual relationship with any director, officer, employee, agent, as well as any current or prospective advertising clients, sponsors, investors, or lenders of any member of the Group;

                                       13

                  (c)      solicit, divert or take away, or attempt to divert or
         to take away, the business or patronage of any of the Group's current or prospective advertising clients, sponsors, or other persons with whom the Group has, or from time to time may have a business relationship;

                  (d)      solicit, induce or influence, or seek to induce or
         influence, directly or indirectly, any person who currently is, or from time to time may be, engaged or employed by any member of the Group as an officer, director, employee, agent or independent contractor, to terminate his or her employment or engagement by such member of the
         Group.

         12.4     Notwithstanding any provision of this Agreement to the
contrary, in the event of any breach of this Section 12 by Mr. Rodnyansky, he shall lose any right he may have to exercise the SAR until such time as the breach has been cured and shall only thereafter be entitled to exercise the SAR to the extent the SAR remains exercisable in accordance with Sections 4 and 5 hereof.

         12.5     Mr. Rodnyansky acknowledges that the provisions contained in this Section 12 are reasonable and necessary, in view of the nature of the Group and his knowledge thereof, in order to protect the legitimate interests of the
Company.

13.      Financial Reporting Matters. Mr. Rodnyansky agrees to negotiate in good faith with the Company to amend the terms of this Agreement if, as a result of existing or future rules and regulations governing the accounting for options and/or stock appreciation rights under U.S. generally accepted accounting principles, the manner in which the Company is required to account for the SAR has a material adverse effect on the Company's income statement and/or balance sheet for any financial year provided that this Agreement could be amended to avoid such a material adverse effect without putting Mr. Rodnyansky in a materially less favorable commercial position hereunder.

14.      Miscellaneous Provisions

         14.1     No Right to Continued Employment. This Agreement shall not confer upon Mr. Rodnyansky any right with respect to continuance of employment by the Group.

         14.2     No Rights as a Shareholder. Mr. Rodnyansky shall not have any rights as a shareholder with respect to any Unit or share of Common Stock unless and until, and to the extent, that he has purchased shares of Common Stock pursuant to the terms of this Agreement.

         14.3     Tax Requirements. The Company shall have the right to deduct from all amounts hereunder, paid in cash or other form, any applicable taxes required by law to be paid by either the Company or CTC or withheld with respect to such payments. If the Company elects to issue shares of Common Stock upon exercise of the SAR, Mr. Rodnyansky shall be required to pay the Company the amount of any taxes which the Company or CTC is required to pay or withhold with respect to such shares. Such payments shall be required to be made prior to issuance of such shares. Such payments shall be made in cash in U.S. dollars.
Notwithstanding any other provision of this Agreement to the contrary, the
Company will pay or cause to be paid those taxes payable upon the exercise of the SAR by the Company or CTC as Mr. Rodnyansky's employer so long as the rate of taxation does not exceed 2.2%, it being understood that Mr. Rodnyansky will pay to the Company or CTC, as the case may be, any such taxes beyond the rate of
2.2% and be responsible for any income taxes payable by Mr. Rodnyansky on the exercise of the SAR and all other taxes which the Company or CTC is required to withhold from all amounts payable, or shares issued, hereunder.

                                       14

         14.4     Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Mr. Rodnyansky.

         14.5     Notices. All notices, requests, consents, and other
communications under this Agreement shall be in writing and shall be deemed delivered three business days after being sent via a reputable international express courier service or one business day after being sent via confirmed facsimile, in each case to the intended recipient as set forth below:

         If to the Company, 12, 3rd Khoroshevskaya Ul. 123298 Moscow, Russian
Federation, Attention: Chairman of the Board, telephone +7 095 797 4100, facsimile +7 095 797 4001 or at such other address as may have been furnished in writing by the Company to Mr. Rodnyansky, with a copy (which shall not be deemed notice hereunder) to Hale and Dorr, Alder Castle, 10 Noble Street, London EC2V
7QJ Attention: Trisha Johnson, telephone +44 20 7645 2530, facsimile +44 20 7645
2424; or

         If to Mr. Rodnyansky, at 12, 3rd Khoroshevskaya Ul. 123298 Moscow,
Russian Federation, telephone +7 095 797 4100, facsimile +7 095 797 4001 or at such other address as may have been furnished in writing by Mr. Rodnyansky to the Company; or

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section.

         14.6     Entire Agreement. This Agreement, together with the Employment
Contract, constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         14.7     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns, including any company with which or into which the Company may be merged or which may succeed to its assets or business. The SAR may not be transferred or assigned by Mr. Rodnyansky other than by will or by the laws of descent and distribution. If Mr. Rodnyansky attempts to alienate, assign, pledge, hypothecate, or otherwise dispose of his SAR or any right thereunder, except as provided for in this Agreement, or in the event of any levy, attachment, execution, or similar process upon the right or interest conferred by this Agreement, the Board may terminate Mr. Rodnyansky's SAR by notice to him, and it shall thereupon become null and void.

         14.8     Counterparts. This Agreement may be executed in several
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one agreement.

                                       15

         14.9     No Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         14.10    Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

         14.11    Severable Provisions. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         14.12    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without regard to that state's conflict of laws rules.

         14.13    Jurisdiction. Disputes relating to the interpretation,
execution of enforcement of this Agreement shall be dealt with under the exclusive jurisdiction and venue of any state or federal court in the Borough of
Manhattan in The City of New York, New York, and Mr. Rodnyansky waives any objection which he may now or hereafter have to the laying of venue for any such proceeding and irrevocably submits to the exclusive jurisdiction of such courts.
Mr. Rodnyansky further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notice hereunder.

         14.14    Governing Language. In case of any discrepancies between the
English and Russian language (if any) versions of this Agreement, the text in
English shall have priority and prevail.

                                       16

         IN WITNESS WHEREOF, this Agreement has been executed as of the date just above written.

                                                STORYFIRST COMMUNICATIONS, INC.

                                                By: /s/ Robert J. Clark

                                                Name: Robert J. Clark
                                                Title:  President

                                                /s/ Alexander E. Rodnyansky
                                                Alexander E. Rodnyansky

                                       17

                                                                       EXHIBIT A
                                                                       ---------

                                 EXERCISE NOTICE

                         STORYFIRST COMMUNICATIONS, INC.
                         -------------------------------
                             NOTICE OF SAR EXERCISE
                             ----------------------

         The undersigned, Alexander Rodnyansky or a person authorized under the
Share Appreciation Rights Agreement dated as of September 16, 2003 between
StoryFirst Communications, Inc. and Alexander Rodnyansky (the "SAR Agreement")
to exercise the SAR, hereby exercise the SAR granted under the SAR Agreement as described below:

Number and Type of Units as to which SAR is being exercised:

         Type of Unit                                Number of Units
         ------------                                ---------------

                                                 --------------------------
                                                 Signature of Mr. Rodnyansky
                                                 or other authorized person

                                                 ---------------------------
                                                 Print Name

Date:
     -------------------

                                                                               1